Exhibit 99.2

PartnerRe and AXIS Capital Announce Enhanced Merger Terms

—PartnerRe Common Shareholders to Receive an Increased Special Dividend of $17.50 Per Share in Connection with the Transaction Closing—

—PartnerRe and AXIS Capital to Match EXOR Exchange Offer on Preferred Stock Upon Ruling from IRS that Exchange Offer Does Not Result in Prohibited Tax Shelter Transaction—

PEMBROKE, Bermuda – July 16, 2015 – AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE:AXS) and PartnerRe Ltd. (NYSE:PRE) (together, “the Companies”) today announced enhanced merger terms that increase to $17.50 per common share the one-time, special cash dividend payable to each holder of record of PartnerRe common shares immediately prior to the closing of the amalgamation between PartnerRe and AXIS Capital.

In addition, PartnerRe and AXIS Capital have agreed to match the terms contemplated by EXOR’s proposed exchange offer for PartnerRe preferred shares. However, after consultations with their advisors, PartnerRe and AXIS Capital believe that there is a material risk that EXOR’s proposed exchange offer for PartnerRe preferred shares could be viewed as a “listed transaction” under applicable IRS rules, which would subject preferred shareholders (and possibly common shareholders) to an onerous annual reporting and penalty regime applicable to prohibited tax shelter transactions under U.S. income tax laws, as described in further detail below.

If PartnerRe and AXIS Capital are successful in obtaining a private letter ruling from the IRS that an exchange offer would not result in this reporting requirement, pursuant to the exchange offer PartnerRe preferred shareholders would receive newly issued preferred shares reflecting a 100 basis point increase in the current dividend rate and, subject to certain exceptions, an extended redemption date of the later of (a) the fifth anniversary of the date of issuance and (b) January 1, 2021. The terms of the newly issued preferred shares would be otherwise identical in all material respects to the applicable existing PartnerRe preferred shares.

Further highlighting their commitment to the transaction, PartnerRe and AXIS Capital have also agreed that each party’s obligation to close the amalgamation is no longer conditioned on the absence of a three notch rating downgrade from A.M. Best. By removing this rating downgrade closing condition, PartnerRe and AXIS Capital have provided even more certainty to the successful consummation of the transaction. Having received all of the competition-related approvals and substantially all of the non-U.S. regulatory approvals, the amalgamation remains on track to close in the third quarter of 2015, subject to approvals by the shareholders of both companies, remaining regulatory clearances and customary closing conditions.

PartnerRe Chairman Jean-Paul Montupet stated, “We are very pleased to agree to enhanced terms with AXIS Capital so that shareholders can realize the value of the combination. This amalgamation will immediately enhance our strategic positioning and financial strength and we will have tremendous resources to build upon our proven track record of stability and success. As we approach the August 7th meeting date for shareholders to approve the amalgamation, we are confident that they will recognize the unique potential of this transformative combination. In addition to the cash special dividend, shareholders will benefit from owning a significant interest in a world-class specialty insurance and reinsurance franchise.”

AXIS Capital CEO Albert A. Benchimol stated, “The strategic and financial benefits of the merger agreement between AXIS Capital and PartnerRe are compelling, and we are confident that it will deliver superior value both to our shareholders and to our clients and distribution partners. The combination represents a unique opportunity to create a financial powerhouse in the industry with a strong franchise, robust earnings power, and double-digit ROE that is well-positioned to achieve superior and stable value creation across both secular and cyclical market changes. The combined company will have the scale, the product reach and the service capabilities to add substantial value and deepen our relationships with clients and distribution partners. At the end of the day, the merger creates opportunities that neither company could really achieve on its own in the near-term – including expense synergies in excess of $200 million, significant capital efficiencies, and incremental growth opportunities.”

The Boards of Directors of both companies unanimously, after consultation with their outside legal counsel and financial advisors, approved the amendment giving effect to the enhanced amalgamation terms and determined that the terms of the amalgamation agreement, as amended, are advisable and fair to, and in the best interests of, PartnerRe and AXIS Capital, respectively.

The amalgamation is accretive to operating earnings and ROE in year one, achieving double-digit EPS accretion and a double-digit ROE by 2017. A portion of the funds allocated to previously announced share repurchases will be used to fund the increase in the special dividend.

The PartnerRe and AXIS Capital Boards of Directors continue to urge their holders of both common and preferred shares to promptly use their white proxy card to vote FOR the Amalgamation Agreement at the Shareholder Meetings on August 7, 2015.

Additional Information Related to PartnerRe Preferred Shares

After careful analysis, PartnerRe and AXIS Capital believe the preferred shares proposed to be issued in the EXOR exchange offer could be characterized as “fast-pay stock” under U.S. tax law. If the preferred shares are characterized as “fast-pay stock,” such a characterization would have serious negative consequences for preferred shareholders:

•	Reporting Burdens. All holders of PartnerRe preferred shares, including holders that do not participate in the exchange offer, would be required under applicable IRS rules to file a disclosure statement (IRS Form 8886 or a successor form) with their U.S. federal income tax returns identifying their participation in a prohibited tax shelter transaction. A copy of any such form is also required to be mailed to the IRS’s Office of Tax Shelter Analysis. These reporting obligations may also apply to holders of the amalgamated company common shares.

•	Prohibited Investment. Many institutional investors, fund managers and brokerage firms have internal policies or investment mandates that prohibit such institutions from investing in instruments that qualify as “listed transactions”, whether specifically stated or due to additional tax reporting requirements at a client level that would be required, which may prevent them from holding any preferred shares.

•	Onerous Penalty Regime. Failure to comply with the disclosure requirements above may result in onerous penalties.

Thus, PartnerRe and AXIS Capital believe that the more responsible path forward is to ensure that such exchange would not trigger this onerous disclosure and penalty regime prior to initiating the exchange offer. Accordingly, PartnerRe and AXIS Capital have agreed in the amended amalgamation agreement to use commercially reasonable efforts to obtain a private letter ruling from the IRS to the effect that the issuance of preferred shares with terms contemplated by EXOR’s proposed exchange offer would not result in a “listed transaction” or otherwise expose holders of the amalgamated company shares to tax shelter reporting obligations. The amended amalgamation agreement requires the amalgamated company to commence an exchange offer for the applicable preferred shares promptly upon the receipt of such a private letter ruling.

PartnerRe and Axis expect to mail supplemental proxy materials to shareholders in the near future.

About AXIS Capital

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity attributable to AXIS Capital at March 31, 2015 of $6.0 billion and locations in Bermuda, the United States, Europe, Singapore, Canada, Australia, and Latin America. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A+” (“Superior”) by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

About PartnerRe Ltd.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014, total revenues were $6.5 billion. At March 31, 2015, total assets were $22.5 billion, total capital was $8.0 billion and total shareholders` equity attributable to PartnerRe was $7.2 billion.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PartnerRe Ltd. (“PartnerRe”) and AXIS Capital Holdings Limited (“AXIS”). In connection with this proposed business combination, PartnerRe and AXIS have filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), and a definitive joint proxy statement/prospectus of PartnerRe and AXIS and other documents related to the proposed transaction. This communication is not a substitute for any such documents. The registration statement was declared effective by the SEC on June 1, 2015 and the definitive proxy statement/prospectus has been mailed to shareholders of PartnerRe and AXIS. INVESTORS AND SECURITY HOLDERS OF PARTNERRE AND AXIS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement has been mailed to shareholders of PartnerRe and AXIS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by PartnerRe and/or AXIS through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PartnerRe are available free of charge on PartnerRe’s internet website at http://www.partnerre.com or by contacting PartnerRe’s Investor Relations Director by email at robin.sidders@partnerre.com or by phone at 1-441-294-5216. Copies of the documents filed with the SEC by AXIS are available free of charge on AXIS’ internet website at http://www.axiscapital.com or by contacting AXIS’ Investor Relations Contact by email at linda.ventresca@axiscapital.com or by phone at 1-441-405-2727.

Participants in Solicitation

PartnerRe, AXIS, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.

Information about the directors and executive officers of PartnerRe is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 1, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on May 4, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2015, May 16, 2014 and March 27, 2014. Information about the directors and executive officers of AXIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 23, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on May 4, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on March 11, 2015, January 29, 2015, August 7, 2014, June 26, 2014, March 27, 2014 and February 26, 2014.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between PartnerRe and AXIS are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “illustrative,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PartnerRe and AXIS, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PartnerRe’s and AXIS’ most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	the failure to obtain the approval of shareholders of PartnerRe or AXIS in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	AXIS’ or PartnerRe’s ability to achieve the synergies and value creation contemplated by the proposed transaction;

•	the ability of either PartnerRe or AXIS to effectively integrate their businesses; and

•	the diversion of management time on transaction-related issues.

PartnerRe’s forward-looking statements are based on assumptions that PartnerRe believes to be reasonable but that may not prove to be accurate. AXIS’ forward-looking statements are based on assumptions that AXIS believes to be reasonable but that may not prove to be accurate. Neither PartnerRe nor AXIS can guarantee future results, level of activity, performance or achievements.

Moreover, neither PartnerRe nor AXIS assumes responsibility for the accuracy and completeness of any of these forward-looking statements. PartnerRe and AXIS assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

AXIS Capital Holdings Limited:

Investors:

Linda Ventresca, (441) 405-2727

info@axiscapital.com

or

Media:

Kekst and Company

Michael Herley, (212) 521-4897

michael-herley@kekst.com

PartnerRe Ltd.:

Investor:

Robin Sidders, (441) 294-5216

robin.sidders@partnerre.com

or

Media:

Celia Powell, (441) 294-5210

celia.powell@partnerre.com

or

Sard Verbinnen & Co

Drew Brown/Robin Weinberg, (212) 687-8080